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EXHIBIT 23.1 - CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                          Independent Auditor's Consent

We hereby consent to the incorporation by reference, our report dated March 4, 2006, on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2005, appearing in the Mackinac Financial Corporation 2005 Annual Report to Shareholders, which is incorporated by reference into this Form 10-K.

/s/  Plante & Moran, PLLC
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Plante & Moran, PLLC

Grand Rapids, Michigan
March 30, 2006